Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FNB United Corp.
Asheboro, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 33-72686, 333-54702, 333-99333, 333-105442, 333-109450, 333-133734, 333-143703,  and 333-144132) on Form S-8 and the registration statement (No. 33-59565) on Form S-3 of FNB United Corp. (“the Corporation”) of our reports dated March 16, 2009, with respect to the consolidated financial statements of FNB United Corp. and Subsidiary, and the effectiveness of internal control over financial reporting, which reports appear in FNB United Corp.’s December 31, 2008 Annual Report on Form 10-K.

Our report, dated March 16, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, expresses our opinion that FNB United Corp. did not maintain effective internal control over financial reporting as of December 31, 2008, because of the effect of the material weakness relating to the lack of adequate staffing and segregation of duties in its Accounting Department.

March 16, 2009
Raleigh, North Carolina